EXHIBIT 10.1

VIKING ENERGY GROUP, INC.

15915 Katy Freeway, Suite 450

Houston, TX 77094

Tel. 281.404.4387

_____________________________

June 8, 2022

John McVicar

131-3333 New Street

Burlington, ON L7N 1N1

Canada

Dear John:

Re: CFO Position with Viking Energy Group, Inc.

Further to recent discussions, Viking Energy Group, Inc. (“Viking” or the “Company”), a company incorporated in Nevada and headquartered in Houston, TX, is pleased to offer you the position of Chief Financial Officer (“CFO”) on the terms set out herein.

Required Qualification

CA / CPA Designation – during the term you must maintain at all times your Chartered Accountant and/or Chartered Professional Accountant designation and remain in good standing with the applicable governing body.

Primary Responsibilities

The position reports to the Chief Executive Officer and responsible for the leadership and oversight of the Finance function. Specific responsibilities include:

Leadership

•	As a member of the Executive team, contributes to the overall strategy and direction of the Company.
•	Provides leadership, strategic direction and management to the Finance function.
•	Establishes an operating model for Finance to ensure the efficient and effective delivery of finance services to the Company.

Accounting and Reporting

•	Ensures the maintenance of timely, accurate and complete financial accounting records.
•	Ensures the timely preparation of financial statements and notes in accordance with US GAAP.
•	Ensures that the Company complies with all external reporting requirements, including the 10K and 10Q.
•	Manages the annual financial statement audit and the relationship with the Company’s auditors.

Performance Management

•	Oversees the development of long-term and short-term financial plans, including annual budgets and periodic forecasts.
•	Provides timely and insightful analysis of the Company’s actual financial performance relative to established plans and forecasts.
•	Advises the CEO on alternative strategies and tactics to improve financial performance.

Treasury

•	Supports the CEO to ensure that the Company has sufficient financial resources to execute its strategy, including securing additional sources of debt or equity financing.
•	Plans and manages the financial resources of the Company.
•	Develops and manages relationship with potential and existing investors, banks and other creditors, stakeholders, external partners and capital markets regulators.
•	Oversees the issuance, redemption and exercise of the Company’s securities in collaboration with the Company’s transfer agent.

Tax

•	Provides effective tax planning to optimize the tax position of the Company.
•	Ensures that the Company complies with all filing and payment obligations related to income tax, sales tax, payroll taxes and other taxes.

Risk Management and Internal Control

•	Establishes and directs policies and procedures to identify, mitigate and manage key financial and operational risks.
•

Establishes and maintains an effective system of internal control to ensure the timely, accurate and complete recording of the Company’s financial activities and to provide effective stewardship of the Company’s financial resources.

•	Oversees the assessment and evaluation of the Company’s system of internal control for purposes of providing quarterly and annual certifications under the Sarbanes-Oxley Act.
•	Ensures the Company complies with all applicable laws and regulations related to financial accounting, reporting and tax.

Transactions

•	Provides strategic input and financial support to transactions including joint ventures, mergers & acquisitions.
•	Oversees financial due diligence on any potential acquisitions and customers.

Term

This Agreement shall be for an initial term of 12 months. This Agreement may be terminated by either party at any time by providing 60 days written notice to the other party.

Compensation

You shall receive compensation of USD$20,000 per month, plus reimbursement of pre-approved Company-related expenses. The compensation shall be paid on the last day of each month based upon an invoice submitted by you to the Company.

Location of Work

You may work remotely but will be required to travel from time to time (at the Company’s expense), including to the Company’s head office located in Houston, TX.

Start Date

June 13, 2022.

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If the above terms are acceptable please sign where indicated below and return a counter-signed copy of the letter to our office.

We look forward to you joining the team.

Yours truly,

James A. Doris

I accept the terms set out in the letter to me from Viking Energy Group, Inc. dated June 8, 2022.

Dated: June 8, 2022.

John McVicar

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